As filed with the Securities and Exchange Commission on March 11, 2009.
Registration Number 333 — __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Campbell Soup Company
(Exact Name of Issuer As Specified in Its Charter)

New Jersey	21-0419870
State of Incorporation	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
CAMPBELL SOUP COMPANY 2005 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)
ELLEN ORAN KADEN
Senior Vice President — Law and Government Affairs
Campbell Soup Company
One Campbell Place, Camden, New Jersey 08103-1799
Name and address of agent for service
Telephone number, including area code, of agent for service: (856) 342-4800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of		Maximum	Aggregate
Securities to be	Amount to be	Offering Price	Offering	Amount of
Registered	Registered	Per Unit(2)	Price(2)	Registration Fee
Capital Stock, par value $0.0375 per share	4,500,000	$26.04	$117,180,000	$4,606

(1)	Pursuant to Rule 416(a), this Registration Statement also covers any additional shares of capital stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)	These amounts are based upon the average of the high and low sale price for the capital stock as reported on the New York Stock Exchange on March 9, 2009, and are used solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h).

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 4,500,000 shares of the Registrant’s capital stock, par value $0.0375 per share, which are securities of the same class and relate to the same employee benefit plan, the Campbell Soup Company 2005 Long-Term Incentive Plan, as amended and restated, as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Commission on June 2, 2006 (Registration No. 333-134675), which is hereby incorporated by reference.
PART II
Item 8. Exhibits
4 (i) — Campbell Soup Company’s Restated Certificate of Incorporation, as amended through February 24, 1997, was filed with the Securities and Exchange Commission (“SEC”) with Campbell’s Form 10-K (SEC file number 1-3822) for the fiscal year ended July 28, 2002, and is incorporated herein by reference.
4 (ii) — Campbell Soup Company’s By-Laws, effective as of November 20, 2008, were filed with the SEC with a Form 8-K (SEC file number 1-3822) on October 8, 2008, and are incorporated herein by reference.
23 — Consent of PricewaterhouseCoopers LLP
24 — Power of Attorney
99 — Campbell Soup Company 2005 Long-Term Incentive Plan (as amended and restated) was filed with the SEC with Campbell’s 2008 Proxy Statement (SEC file number 1-3822) and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden and State of New Jersey, on the 11th day of March 2009.

CAMPBELL SOUP COMPANY
BY:	/s/ B. Craig Owens
B. Craig Owens
Senior Vice President — Chief Financial Officer and Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Date: March 11, 2009

/s/ B. Craig Owens	/s/ Anthony P. DiSilvestro
B. Craig Owens	Anthony P. DiSilvestro
Senior Vice President — Chief Financial Officer and Chief Administrative Officer	Vice President — Controller

Harvey Golub	Chairman and Director	}
Douglas R. Conant	President, Chief Executive Officer and Director	} }
Edmund M. Carpenter	Director	}
Paul R. Charron	Director	}
Bennett Dorrance	Director	}
Randall W. Larrimore	Director	}	By:	John J. Furey

Mary Alice D. Malone	Director	}		John J. Furey
Sara Mathew	Director	}		Corporate Secretary
David C. Patterson	Director	}
Charles R. Perrin	Director	}
A. Barry Rand	Director	}
George Strawbridge, Jr.	Director	}
Les C. Vinney	Director	}
Charlotte C. Weber	Director	}

INDEX OF EXHIBITS

Document

4(i)	Campbell Soup Company’s Restated Certificate of Incorporation, as amended through February 24, 1997, was filed with the SEC with Campbell’s Form 10-K (SEC file number 1-3822) for the fiscal year ended July 28, 2002, and is incorporated herein by reference.

4(ii)	Campbell Soup Company’s By-Laws, effective as of November 20, 2008, were filed with the SEC with a Form 8-K (SEC file number 1-3822) on October 8, 2008, and are incorporated herein by reference.

23	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

99	Campbell Soup Company 2005 Long-Term Incentive Plan (as amended and restated) was filed with the SEC with Campbell’s 2008 Proxy Statement (SEC file number 1-3822) and is incorporated herein by reference.